Exhibit 15.1

FORM OF PROXY

ANNUAL MEETING OF SHAREHOLDERS OF

OAK VIEW NATIONAL BANK

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Marie Lowe and Brenda Payne as proxies, and each or either of them with full power of substitution, to represent and vote all shares of Oak View National Bank (the “Bank”) held by the undersigned at the Annual Meeting of Shareholders of the Bank to be held on August 17, 2021 at 6:00 p.m. Eastern Time at the Fauquier Springs Country Club, 9236 Tournament Drive, Warrenton, Virginia 20186, and at any adjournments or postponements thereof, as indicated on this proxy card with respect to the proposals set forth on this proxy card, as more fully set forth in the accompanying proxy statement/offering circular. The undersigned hereby revokes any previously submitted proxy by the undersigned for the matters to be voted on at the Annual Meeting and acknowledges receipt of the notice of Annual Meeting of shareholders and the proxy statement/offering circular.

The Bank’s Board of Directors recommends a vote FOR Proposals 1, 2, 3, 5 and 6 and FOR all of the nominees in Proposal 4.

1.

To approve the reorganization of the Bank into a holding company form of ownership by approving the Reorganization Agreement and Plan of Share Exchange, dated as of May 27, 2021, between the Bank and Oak View Bankshares, Inc., a Virginia corporation (the “Holding Company”), pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company and each outstanding share of common stock of the Bank will be automatically exchanged for one share of common stock of the Holding Company (the “reorganization proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve the provision of the Articles of Incorporation of the Holding Company providing that shareholders will not be entitled to cumulative voting rights in the election of directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.

To approve the provision of the Articles of Incorporation of the Holding Company regarding the voting standard for approval of certain significant transactions and amendments to the Articles of Incorporation;

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To elect four directors of the Bank to serve until the 2024 annual meeting of shareholders of the Bank;

☐ FOR ALL NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY TO VOTE FOR THOSE INDICATED BELOW

Class II Nominees (For Terms Expiring in 2024):

Kevin A. Lee

Norris A. L. Royston, Jr., M.D.

Jean L. Taylor

Donald R. Yowell

Instructions: To withhold authority to vote for any individual nominee, place a line through that nominee’s name. Cumulative voting is permitted. See the accompanying proxy statement/offering circular for an explanation of cumulative voting. If you wish to vote on a cumulative basis, indicate in the space below how you wish to allocate your votes among the directors.

5.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditor for 2021;

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.

To approve a proposal to adjourn the Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the reorganization proposal; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 5 AND 6 AND FOR ALL OF THE NOMINEES IN PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

If any other business is presented at the Annual Meeting, this proxy shall be voted in accordance with the recommendations of management. This proxy may be revoked at any time before it is voted. The undersigned may attend the Annual Meeting, revoke this proxy and vote in person.

Date: , 2021

Signature of Shareholder(s)

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership’s name by an authorized person.

Please indicate below whether you will be joining us for the Annual Meeting:

☐ I plan to attend	☐ I do not plan to attend